CONVERTIBLE DEBENTURE

                            WITH REGISTRATION RIGHTS


FOR VALUE RECEIVED, Onvantage, Inc., a Nevada corporation (hereinafter called Borrower), hereby promises to pay (or order payment) to the person(s) and entities listed on the Schedule of Holders attached hereto as Exhibit A (herein called the Holders) the amounts set out beside their respective names in Exhibit A, aggregating to the sum of Six Hundred Thousand Dollars ($600,000.00), or such lesser amounts as may from time to time be outstanding hereunder, and to pay interest thereon at the rate of ten percent (10%) per annum from the date hereof until paid. Interest shall be payable to the Holders on a pro rata basis and shall be payable quarterly commencing April 1, 2001 and at maturity. Principal shall not be payable until November 1, 2001 ("Maturity Date"), when all unpaid principal and interest shall become due and payable. Prepayments or conversions reducing principal shall be payable to the Holders on a pro rata basis and shall be applied to interest first, and then to principal.

         Borrower shall receive the funds on the following schedule:

         A. $600,000 upon Closing, which Borrower acknowledges has been received as of this date.

         Both principal hereof and interest thereon are payable in lawful money of the United States of America at the addresses set forth in Exhibit A. The securities represented hereby have not been registered under the Securities Act of 1933 (the Act) or any state securities laws and may not be resold, transferred, pledged, hypothecated, or otherwise assigned until (1) the Borrower has received from any registered Holder's counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with the registration provisions of the Act and the securities laws of all applicable states of the United States and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to the Act, or (2) Borrower and any registered Holder(s) shall have complied with Rule 144 promulgated under the Act, or (3) a registration statement filed by Borrower is declared effective (or steps necessary to perfect an exemption under Regulation A are completed).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

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                                   ARTICLE ONE

                            SECURITY FOR INDEBTEDNESS

1.1 Borrower assigns and grants to the Holders, on a pro rata basis, a continuing general, lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of the present and future obligations of the Borrower to the Holders hereunder, subject only to Permitted Liens.

     A. Collateral means all tangible and intangible property of borrower, including all software, intellectual property, copyrights, goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other real and personal property, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use in connection with Debtor's business; together with all rents, issues and profits, and all inventory, accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, notes, drafts, letters of credit, insurance policies, insurance and condemnation awards and proceeds, trade names, trademarks and service marks arising from or related to the Debtor and any business conducted thereon by Debtor; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all equipment, books, records computer programs, files, data and writings relating to any of the foregoing.

     B. Permitted Liens shall mean such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, restrictions, or covenants for or on the use of the Collateral which do not materially impair either the use of the Collateral in the operation of the business of the Borrower or the value of the Collateral; (d) attachment or judgment liens that do not constitute an Event of Default; and (e) a lien on any item of equipment created substantially simultaneously with the acquisition of such equipment for the purpose of financing such acquisition, provided that such lien shall attach only to the equipment acquired.

1.2 Borrower to Defend Collateral Against Claims; Fees on Collateral. The Borrower will defend the Collateral against all claims and demands of all entities at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges,

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permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Holders' income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

1.3 Change of Location, Structure, or Identity. The Borrower will give Holders at least 30 days prior written notice of any change of Borrower's chief executive office or of the opening of any additional place of business. The Borrower will not move or permit the movement of any item of Collateral from locations owned or leased by Borrower, except that the Borrower keep Collateral at other locations within the United States provided that the Borrower has delivered to the Holders (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Holders) necessary or, in the opinion of the Holders, desirable to perfect and maintain in favor of the Holders a first priority security interest in the Collateral.

1.4 Use of Collateral; Licenses; Repair. The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws, and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Collateral.

1.5 Further Assurances. The Borrower will, promptly upon request by the Holders, execute and deliver or use its best efforts to obtain any document required by the Holders, give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance satisfactory to the Holders), mark any chattel paper, deliver any chattel paper or instruments to the Holders, and take any other actions that are necessary or, in the opinion of the Holders, desirable to perfect or continue the perfection and the first priority of the Holders' security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement. The Borrower hereby authorizes the Holders to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all costs incurred in connection with any of the foregoing.

1.6 No Disposition of Collateral. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of this Agreement, the security interest of the Holders shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Holders. Following such a sale, the Borrower will transfer such

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proceeds to the Holders in kind.

1.7 No Limitation on Holders' Rights. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Holders' rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

1.8 Protection of Collateral. Upon notice to the Borrower (provided that if an Event of Default has occurred and is continuing the Holders need not give any notice), the Holders shall have the right at any time to make any payments and do any other acts the Holders may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Holders, appears to be prior to or superior to the security interests granted hereunder, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Holders for all payments made and expenses incurred under this Agreement including fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Holders, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Holders hereunder absent the Holders' gross negligence or willful misconduct. The Holders shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

1.9 Senior Indebtedness. There is no Senior Indebtedness.

1.10 Liquidation. Upon any terminating liquidation of assets of the Borrower, upon the occurrence of any dissolution, winding up, liquidation, whether or not in bankruptcy, insolvency, or receivership proceedings, the Borrower shall pay thereafter and the Holder of this Debenture shall be entitled to receive thereafter any amount in respect of the principal and interest of this Debenture unless and until the above specified amount shall have been paid or otherwise discharged.

1.11 Rights Against Borrower and Others. Nothing contained in this Article One or elsewhere in this Debenture shall or is intended to impair, as between the Borrower, its creditors, and the Holder of the Debenture, the unconditional and absolute obligation of the Borrower to pay the Holder of the Debenture the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the holder of the Debenture and the creditors of the Borrower; nor shall anything herein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, in respect to cash, property, or securities of the Borrower received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Borrower referred to in this Article One, the Holder of the Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending or upon a certificate of the liquidating trustee, agent, or other person making any distribution to the Holder of the Debenture, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this

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Article One.

1.12 Pari Passu. This Debenture is one of a series of three like Convertible Debentures, each in the principal amount of $600,000 issued or to be issued by the Borrower to Holders introduced to the Borrower by IPO Capital Corp. This Debenture , the security interest created hereby, and the obligations secured hereby, shall rank in all respects pari passu with the other two Convertible Debentures.

For greater certainty, this Debenture, the security interest created and the obligations secured hereby shall rank in all respects pari passu with (i) a Convertible Debenture in the principal amount of Six Hundred Thousand Dollars ($600,000.00) dated November 16, 2000 issued by the Borrower to Noni Wee and
(ii) a Convertible Debenture in the principal amount of Six Hundred Thousand Dollars ($600,000.00) dated December 7, 2000 issued by the Borrower to Noni Wee.


                                   ARTICLE TWO

                                   PREPAYMENT

2.1 Prepayment. This Debenture shall be subject to prepayment, in whole or in part, prior to maturity on any interest payment date at the option of Borrower and upon seven (7) days' written notice to the Holder hereof, at a prepayment price equal to 100 percent of the principal amount remaining to be prepaid plus accrued interest to the prepayment date. In the case of partial prepayment, the amount and other details thereof shall be noted on this Debenture.


                                  ARTICLE THREE

                         CONVERSION AND PURCHASE RIGHTS

3.1 Conversion or Purchase Right. Each Holder of the Debenture shall have the right from and after November 1, 2000 and then at any time on or prior to Maturity Date to convert any portion of this Debenture (including any accrued interest) into fully paid and nonassessable shares of Capital Stock of Borrower at a conversion price ("Conversion Price") of Three Dollars ($3.00) per Share. Capital Stock shall mean the common voting stock of Borrower. Upon the surrender hereof, accompanied by such Holder's written request for conversion, Borrower shall issue and deliver to such Holder certificates evidencing such shares of stock as hereinafter set forth. If a portion is converted, Borrower shall deliver to the Holder a certificate for the proper number of shares of stock for the portion converted and a new Debenture in the form hereof for the balance of the principal amount hereof. Upon transfer of this Debenture, the then unexercised conversion or purchase right set forth in Article Three shall inure to the transferees in proportion to their respective interests in remaining principal or as Holder shall allocate said conversion or purchase right.

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3.2 Adjustment of Conversion Terms. The Conversion Price and number of shares to be issued upon conversion of purchase determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion or purchase right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with, merge into, or sell or convey all or substantially all its assets to any other corporation, this Debenture shall thereafter evidence the right to purchase such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale, or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale, or conveyance, the foregoing provision shall similarly apply to successsive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the antidilution provisions of this Debenture shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

     B. Reclassification, etc. If the Borrower at any time shall by subdivision, combination, or reclassification of securities or otherwise change any of the securities then purchasable upon the exercise of the conversion or purchase right contained in this Debenture into the same or a different number of securities of any class or classes, this Debenture shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion or purchase right immediately prior to such subdivision, combination, reclassification, or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, both cases by the ratio that the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     C. Share Issuance. If the Borrower at any time shall issue and sell or otherwise distribute any shares of Common stock (otherwise than as provided in Subsection B above) at a price per share less than the Conversion Price or without consideration, then, and thereafter successively upon each such issue, the Conversion Price shall be adjusted as follows: the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue, and there shall be added to the product so obtained the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock. The sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue, and the resulting quotient shall be the "Adjusted Conversion Price." Adjusted Conversion Prices shall in all cases be computed to the nearest even cent. The number of shares of Common Stock purchasable upon exercise of this Debenture shall be adjusted as follows: the number of shares originally specified herein shall be multiplied by the Conversion Price originally specified herein, and the resulting product shall be divided by

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     the Adjusted Conversion Price determined as provided above in this
     Subsection C. The resulting quotient shall be the adjusted number of shares purchasable hereunder and shall be computed to the nearest 1/100th of one share. For the purposes of this Subsection C, the following provisions shall be applicable:

          (1) In the case of the issuance of additional shares of Common Stock for cash, the consideration received by the Borrower therefor shall be deemed to be the cash proceeds received by the Borrower for such shares before deducting any omissions or other expenses paid or incurred by the Borrower for any underwriting of or otherwise in connection with the issuance of such shares.

          (2) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Borrower) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Borrower for such shares shall be deemed to be the value of such consideration as determined reasonably and in good faith by the board of directors of the Borrower.

          (3)  In case of the issuance by the Borrower after the date hereof of
               (a) any security that is convertible into shares of Common Stock of the Borrower, or (b) any rights or options to purchase Common Stock of the Borrower, the Borrower shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible security may be converted, and the maximum number of shares of Common Stock deliverable on the exercise of such rights options, for the consideration received by the Borrower for such convertible security or for such rights or options (plus the amount of any underwriting discount), as the case may be, before deducting therefrom any expenses or commissions incurred or paid by the Borrower for any underwriting of or otherwise in connection with the issuance of such convertible security or rights or options, plus (i) any consideration or adjustment payment to be received by the Borrower in connection with such conversion, and (ii) the minimum consideration to be received by the Borrower for the Common Stock issuable upon the exercise of such rights options. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of the shares of Common Stock of the Borrower upon conversion of any convertible security exercise of any rights or options referred in this Subsection (3), except that on the exercise of the right to convert such convertible security or exercise of said right or option, or on termination or expiration of such rights, options, or conversion rights, the Conversion Price hereunder will be readjusted to such as would have been obtained had the adjustment made upon the issuance of such convertible security or upon the issuance of such rights or options been made on the basis of (a) the number of shares of Common Stock actually issued on the conversion of such convertible security or on the exercise of such rights options, and (b) the consideration actually received by the Borrower upon such conversion or exercise; provided that no such readjustment shall affect

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               conversions previously made pursuant to this Article Three.

          (4) For the purposes hereof any additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

          (5) The number of shares of Common Stock at any time outstanding shall exclude all shares then owned or held by or for the account of the Borrower.

          (6) Shares reserved as of the date hereof for issue upon the exercise of outstanding stock options, warrants, and rights to the extent disclosed in Section 4.9 shall be deemed to be issued at a price per share equal to the Conversion Price or Adjusted Conversion Price in effect at the date of issue.

3.3 Cash Distributions. No adjustment on account of cash dividends or interest on Common Stock or other securities purchasable hereunder will be made to the Conversion Price.

3.4 Fractional Shares. No fractional shares of Common Stock will be issued in connection with any conversion or purchase hereunder, but in lieu of such fractional shares Borrower shall make a cash payment therefore upon the basis of the Conversion Price then in effect.

3.5 Authorized Shares. Borrower covenants that during the period the conversion or purchase right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Debenture. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture or purchase of shares pursuant hereto.

3.6 Method of Conversion. This Debenture may be converted by the Holder in whole or in part by the surrender of this Debenture at the principal office of the Borrower. Upon partial exercise hereof a new Debenture containing the same date and provisions of this Debenture shall be issued by the Borrower to said Holder for the remaining principal balance and the number of shares of Common Stock with respect to which this Debenture shall not have been converted.

3.7 Continuing Right. Notwithstanding prepayment of any principal of this Debenture, the conversion right as set forth in this Article Three shall continue, until November 1, 2003 on any remaining principal outstanding.


                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

4.1 Existence and Rights. Borrower is a corporation duly organized and existing under the laws of Nevada without limit as to the duration of its existence, and is authorized and in good standing to do business where required by state statute; Borrower has corporate powers and adequate authority, rights, and franchises to own its property and to carry on its business as now conducted

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and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the corporate power and adequate authority to issue this Debenture and the underlying shares of Common Stock. Borrower has no investment in any other corporation except the following wholly owned subsidiaries: Onvantage Technologies, Inc.

4.2 Debenture Authorized. The
execution and delivery of this Debenture and the performance of the provisions of this Debenture are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation or by-laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Debenture is the valid, binding, and legally enforceable obligation of Borrower in accordance with the terms therein.

4.3 No Conflict. The execution, delivery, and performance of this Debenture are not in contravention of or conflict with any agreement, indenture, or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected and does not cause any lien, charge, or other encumbrance to be created or imposed upon any such property by reason thereof.

4.4 Litigation. There is no litigation or other proceeding pending or threatened against or affecting it, and it is not in default with respect to any order, writ, injunction, decree, or demand of any court or other governmental or regulatory authority.

4.5 Financial Condition. Its consolidated and consolidating financial statements and all factual information filed by Borrower with the Securities and Exchange Commission (the "SEC") are true and correct. Since the date of the last of such statements, there has been no materially adverse change in its consolidated financial condition or operations, nor is it aware of any pending, threatened, or probable litigation or other circumstance not reflected in said statement that might create such a materially adverse change.

4.6 Title to Properties. Borrower has good title to all its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 5.3 hereof, except to the extent set forth in the schedule delivered by Borrower to Holder and approved by Holder prior to the execution hereof.

4.7. Conduct of Business. The business of the Borrower has been conducted in full compliance with all applicable federal, state, and local laws.

4.8 Shares Outstanding. As of the date hereof, the Borrower's authorized Capital Stock consists of 0 shares of Preferred Stock of which 0 shares are outstanding, and 100,000,000 shares of $0.001 par value Common Stock, of which __,___,___ shares are outstanding. As of this date 5,000,000 shares have been reserved for issuance under Borrower's Qualified Employee Stock Option Plan. True copies of said Plan and Agreements have been delivered to Holder. There are not other shares of Common or Preferred Stock reserved for issuance or subject to any agreement, right, option, or warrant with respect to the sale or issuance thereof by Borrower.

4.9 Subsidiaries of Borrower. (a) Each subsidiary identified in Section 4.1 is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation without limit as to the duration of its existence and is duly qualified and in good standing in each jurisdiction in

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which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; (b) the execution and delivery of this Debenture and the performance of the provisions thereof are not in contravention of or conflict with any law or regulation or any term or provision of such subsidiary's articles of incorporation or by-laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and is a the valid, binding, and legally enforceable obligation in accordance with the terms thereof; (c) the execution, delivery, and performance of this Debenture are not in contravention of or conflict with any agreement, indenture, or undertaking to which such subsidiary is a party or by which it or any of its property may be bound or affected, except as such contravention or conflict has been waived and the execution, delivery, and performance consented to by the parties thereto, and does not cause any lien, charge, or other encumbrance to be created or imposed upon any such property by reason thereof; (d) there is no material litigation or other material proceeding pending or threatened against or affecting such subsidiary which is not clearly covered by such subsidiary's insurance, and it is not in default with respect to any order, writ, injunction, decree, or demand of any court or other governmental or regulatory authority; (e) such subsidiary has good title to all its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section 5.3 hereof, except to the extent set forth in the consolidated financial statement of Borrower referred to in Section 4.5 provided by Borrower to Holder and approved by Holder prior to the execution hereof; and (f) the business of such subsidiary, to its knowledge, has been conducted in substantial compliance with all applicable foreign, federal, state, and local laws.


                                  ARTICLE FIVE

                        BORROWER'S AFFIRMATIVE COVENANTS

5.1 Seeking of Additional Funding. Borrower agrees to use best efforts to raise, from sources other than the Holders, additional funds equal to or exceeding (i) an aggregate of $600,000 by February 1, 2001, (ii) an aggregate of $1,200,000 by March 1, 2001, provided Holders loan Borrower an additional $600,000 by December 1, 2000 and (iii) an aggregate of $1,800,000 by April 1, 2001, provided Holders loan Borrower an additional $600,000 by January 1, 2001.

      A. The successful achievement of such additional funds shall be secured by a pledge into escrow ("Escrow") of one-half (1/2) (no less than 8,490,000 shares) of all stock in Borrower held by Kenneth Raasch and Tony Thomopoulos. Such Escrow agreement shall be executed at Closing.

      B. Should Borrower fail to meet the requirements of (iii) set forth above in this paragraph, then after April 1, 2001, the amount of stock to be transferred to the Holders on a pro rata basis shall be calculated as follows:

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          (a)  The total amount loaned by Holders less the total amount of
               Additional Funds raised,

          (b) with such result of (a) then divided by the total amount loaned by Holders, and

          (c) the number of Shares in Escrow (x) first multiplied by the quotient percentage of the total amount loaned by Holders divided by $1,800,000, then (y) multiplied by the quotient percentage of
               (b).

      C. Should (x) Borrower successfully raise such additional funds, from sources other than the Holders, in the amounts and by the dates set forth in Section 5.1 at (i), (ii), or (iii), or (y) Holders fail to provide additional loan amounts in the amounts and by the dates set forth in
      Section 5.1 at (i), (ii), or (iii), one third of the escrowed stock shall be removed from Escrow upon the occurrence of each of (i), (ii), and
      (iii), such stock shall be returned to Raasch and Thomopoulos, and the Escrow for such shares shall be terminated.

         Borrower further agrees that until this Debenture is paid in full, Borrower (and each subsidiary of Borrower unless the context otherwise requires) will: 5.2 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, and other authority adequate for the conduct of its business; maintain its properties, equipment, and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption.

5.3 Maintain Insurance. Maintain public liability, property damage, and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by companies in the same business.

5.4 Pay Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments, and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as: (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) it shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; and pay all governmental charges or taxes at any time payable or ruled to be payable in respect of any existing or hereafter enacted federal or state statute, and indemnify and hold Holder harmless against liability in connection with any such charges or taxes.

5.5 Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and on a consistent basis; continue to file timely all required SEC reports, proxy statements, registration statements, forms and other documents required by the SEC ("SEC Documents"). The SEC Documents will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the SEC Documents at the time filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.6 Notice of Litigation and Disputes. Promptly notify the Holder of any suits or litigation instituted against the Borrower or disputes that have a high probability of resulting in a suit of significance against the Borrower.

5.7 Notice of Default. Promptly notify the Holder of this Debenture in writing of the occurrence of any Event of Default hereunder or of any event which would become an Event of Default hereunder upon the lapse of time specified in this Debenture.

5.8 Conduct of Business. Conduct the business of Borrower in accordance with all applicable provisions of federal, state and local law, including but not limited to ERISA.


                                   ARTICLE SIX

                          BORROWER'S NEGATIVE COVENANTS

         Borrower agrees that until this Debenture is repaid. Borrower (and each subsidiary of Borrower unless the context otherwise requires) will not:

6.1 Changes in Type of Business. Make any substantial change in the character of its business.

6.2 Outside Indebtedness. Create, incur, assume, or permit to exist any material indebtedness for borrowed moneys other than indebtedness evidenced by the Debenture, indebtedness to banks, and indebtedness secured by security interests in Borrower's equipment for the purchase of such equipment.

6.3 Liens and Encumbrances. Create, incur, or assume any material mortgage, pledge, encumbrance, lien, or charge of any kind (including the charge upon the property at any time purchased or acquired under conditional sale or other title retention agreement) upon any property or other asset now owned or hereafter acquired by it, other than liens for current taxes not delinquent and security interests and liens securing indebtedness permitted under Section 6.2.

6.4 Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investments in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except in the ordinary and normal course of its business, and except for guarantees and similar liabilities by Borrower on behalf of any subsidiary of Borrower or by any subsidiary on behalf of Borrower or any other subsidiary of Borrower, provided such guarantees are brought to Holder's attention when granted, and such guarantees are for indebtedness which is indebtedness consolidated and included in determination of compliance with Section 6.2.

6.5 Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge, or consolidate or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same, or undergo a substantial (prima facia in excess of 25 percent) change in share ownership, whether by tender offer or Borrower negotiation in any single or related series of transactions.

6.6. Issuance of Dividends, Stock Repurchase. Declare or pay any dividend or purchase or otherwise acquire or redeem or retire any stock.

6.7 By-Laws. The Borrower will not change its corporate by-laws without the prior approval of the Holder.


                                  ARTICLE SEVEN

                                EVENTS OF DEFAULT

     The occurrence of any of the following Events of Default shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment, or notice, all of which hereby are expressly waived:

7.1 Breach of Covenant. The breach of any covenant or other term or condition of this Debenture and continuance thereof for a period of 30 days after written notice to Borrower from Holder.

7.2 Breach of Representations and Warranties. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith being false or misleading in any material respect.

7.3 Insolvency; Receiver or Trustee. Borrower's becoming insolvent or admitting in writing its inability to pay its debts as they mature; or making an assignment for the benefit of creditors; or applying for or consenting to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise being appointed.

7.4 Judgments. Any material money judgment, writ, or similar process being entered or filed against Borrower or any of its property or other assets and remaining unvacated, unbonded, or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

7.5 Bankruptcy. Bankruptcy, insolvency, reorganization, liquidation proceedings, or other proceedings or relief under any bankruptcy law or any law for the relief of debtors being instituted by or against borrower.

7.6 Attachments. Any material writ of attachment being levied against any property or other assets of Borrower and Borrower not posting a bond for the release of such attachment.

7.7 Remedies upon Default. If any Event of Default shall have occurred and be continuing:

     (A) The Holders may, without prejudice to any of its other rights under any this Agreement or applicable law, declare all obligations to be immediately due and payable without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

     (B) The Holders may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

     (C) The obligation of the Holders, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

     (D) The Holders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Holders forthwith, assemble all or part of the Collateral as directed by the Holders and make it available to the Holders at a place to be designated by the Holders that is reasonably convenient to both parties and
     (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Holders' offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Holders may deem commercially reasonable.

     (E) The Holders may accelerate or extend the time of payment, compromise, issue credits, or bring suit on all accounts receivable ("Receivables") and other Collateral (in the name of Borrower or the Holders) and otherwise administer and collect the Receivables and other Collateral.

     (F) The Holders may collect, receive, dispose of and realize upon any investment property Collateral, including withdrawal of any and all funds from any securities accounts.

     (G) The Holders may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and (ii) notify account debtors on the receivables and other Collateral that the receivables and Collateral have been assigned to the Holders, and that payments in respect thereof shall be made directly to the Holders. If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and appoints the Holders, or any entity the Holders may designate, as its attorney-in-fact, at Borrower's sole cost and expense, to exercise, all of the following powers, which are coupled with an interest and are irrevocable, until all of the obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Holders or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (B) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Holders may designate; and (C) to take or bring, in the name of the Holders or Borrower, all steps, actions, suits or proceedings deemed by the Holders necessary or desirable to enforce or effect collection of receivables and other Collateral or file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of Borrower.

     (H) The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Holders shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Holders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower recognizes that the Holders may be unable to make a public sale of any or all of any investment property Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

      (I) Unless expressly prohibited by any licensor thereof, the Holders is hereby granted a license to use all computer software programs, data bases, processes, trademarks, tradenames and materials used by Borrower in connection with its businesses or in connection with the Collateral.

     (J) All cash proceeds received by the Holders in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Holders, be held by the Holders as collateral for, or then or at any time thereafter applied in whole or in part by the Holders against, all or any part of the obligations in such order as the Holders shall elect. Any surplus of such cash or cash proceeds held by the Holders and remaining after the full and final payment of all the obligations shall be paid over to the Borrower or to such other Person to which the Holders may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.


                                  ARTICLE EIGHT

                            REGISTRATION AND TRANSFER

8.1. Investment Representation. Holder hereby represents and warrants that it has acquired this Debenture for purpose of investment and with no present intent to sell or distribute the same. Should it exercise the conversion privilege contained herein, any securities of Borrower so acquired will be with the same investment intent.

8.2 Restrictions on Transferability. The Conversion Stock (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed Holder, assignee, transferee, or pledgee of the Debenture or such Common Stock held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

8.3 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Debenture.

                  "HOLDER" shall mean any Holder holding Registrable Securities (including the Debenture) and any person holding Registrable Securities to whom the rights under this Section 8 have been transferred in accordance with Section
8.15 hereof.

                  "REGISTRABLE SECURITIES" means (i) the Conversion Stock; and
(ii) any Common Stock of the Borrower issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Debenture upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Debenture, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in the opinion of counsel to the Borrower in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Borrower in complying with Sections 8.6,
8.7 and 8.8 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Borrower, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Borrower which shall be paid in any event by the Borrower) and the reasonable fees and disbursements of one counsel for all Holders in the event of one exercise of a requested registration provided for in Section 8.6 hereof and in the event of a Borrower registration pursuant to Section 8.7 hereof.

                  "RESTRICTED SECURITIES" shall mean the securities of the Borrower required to bear the legend set forth in Section 8.4 hereof.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

8.4 Restrictive Legend. Each certificate representing (i) the Conversion Stock and (ii) any other securities issued in respect of the Debenture or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.5 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE BORROWER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION

                  Each Holder consents to the Borrower making a notation on its records and giving instructions to any transfer agent of the Debenture or the Common Stock in order to implement the restrictions on transfer established in this Section 8.

8.5 Notice of Proposed Transfers. Each Holder agrees to comply in all respects with the provisions of this Section 8.5. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Holders to any of its partners, or retired partners, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Borrower of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Borrower addressed to the Borrower, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the

Holder to the Borrower. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Borrower such legend is not required in order to establish compliance with any provision of the Securities Act.

8.6 Requested Registration.

     A. Request for Registration. In case the Borrower shall receive from Holders a written request that the Borrower effect any registration, qualification or compliance with respect to not less than 200,000 shares (appropriately adjusted for Recapitalizations) of Registrable Securities resulting from full or partial conversion of the Debenture, the Borrower will:

          (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Borrower within 20 days after receipt of such written notice from the Borrower;

         Provided, however, that the Borrower shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 8.6:

                    (a) In any particular jurisdiction in which the Borrower would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Borrower is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (b) Prior to the earlier of (i) March 2, 2001, or (ii) During the period starting with the date sixty (60) days prior to the Borrower's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, the first registration statement pertaining to securities of the Borrower (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) filed by Borrower under the Securities Act, provided that the Borrower is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (c) After the Borrower has effected two such registrations pursuant to this subparagraph 8.6A, and such registrations have been declared or ordered effective;

                    (d) If the Borrower shall furnish to such Holders a certificate signed by the President of the Borrower stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Borrower or its shareholders for a registration statement to be filed in the near future, then the Borrower's obligation to use its best efforts to register, qualify or comply under this Section 8.6 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Holders; provided that the Company shall not defer the filing of a registration statement pursuant to this Section 8.6(d) more than once in any 12-month period..

         Subject to the foregoing clauses (a) through (d), the Borrower shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holders.

      B. Underwriting. In the event that a registration pursuant to Section 8.6 is for a registered public offering involving an underwriting, the Borrower shall so advise the Holders as part of the notice given pursuant to Section 8.6(A)(i). In such event, the right of any Holder to registration pursuant to Section 8.6 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this
      Section 8.6, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Borrower shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders, but subject to the Borrower's reasonable approval. Notwithstanding any other provision of this Section 8.6, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Borrower shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. In connection with any registration as to which the provisions of this clause B shall apply, no securities other than Registrable Securities shall be covered by such registration. To facilitate the allocation of shares in accordance with the above provisions, the Borrower or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Borrower, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

8.7 Borrower Registration; Holder Piggyback Registration Rights.

      A. Notice of Registration. If at any time or from time to time the Borrower shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Borrower will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Borrower, by any Holder.

      B. Underwriting. If the registration of which the Borrower gives notice is for a registered public offering involving an underwriting, the Borrower shall so advise the Holders as a part of the written notice given pursuant to Section 8.7(A)(i). In such event the right of any Holder to registration pursuant to Section 8.7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Borrower and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Borrower. Notwithstanding any other provision of this Section 8.7, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Borrower shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders at the time of filing the registration statement; provided, however, that no such reduction may reduce the number of Registrable Securities to less than 40% of the Shares being sold in the offering. To facilitate the allocation of shares in accordance with the above provisions, the Borrower may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Borrower and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

     C. Right to Terminate Registration. The Borrower shall have the right to terminate or withdraw any registration initiated by it under this Section
     8.7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

8.8 Registration on Form S-3.

      A. If any Holder or Holders holding in the aggregate not less than 200,000 shares of the then outstanding Registrable Securities resulting from full or partial conversion of the Debenture request that the Borrower file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Borrower is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Borrower shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 8.6.B shall be applicable to each registration initiated under this Section 8.8.

          (a) Notwithstanding the foregoing, the Borrower shall not be obligated to take any action pursuant to this Section 8.8: (i) in any particular jurisdiction in which the Borrower would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Borrower is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) if the Borrower shall furnish to such Holder a certificate signed by the President of the Borrower stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Borrower or its shareholders for registration statements to be filed in the near future, then the Borrower's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder; provided that the Borrower shall not defer the filing of a registration statement pursuant to this Section 8.8(a) more than once in any 12-month period.

8.9 Limitations on Subsequent Registration Rights. From and after the Closing Date, the Borrower shall not enter into any agreement granting any holder or prospective holder of any securities of the Borrower registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

8.10 Expenses of Registration.

     A. All Registration Expenses incurred in connection with (i) one registration pursuant to Section 8.6, and (ii) all registrations pursuant to Section 8.7 and 8.8, shall be borne by the Borrower. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

8.11 Registration Procedures. In the case of each registration, qualification or compliance effected by the Borrower pursuant to this Section 8, the Borrower will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Borrower will:

     A. Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

     B. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

8.12 Indemnification.

     A. The Borrower will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Borrower of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Borrower in connection with any such registration, qualification or compliance, and the Borrower will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Borrower will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Borrower by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

     B. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Borrower, each of its directors and officers, each underwriter, if any, of the Borrower's securities covered by such a registration statement, each person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of
     Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Borrower, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Borrower by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection B shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

     C. Each party entitled to indemnification under this Section 8.12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.13 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Borrower such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Borrower may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

8.14 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Borrower, the Borrower agrees to use its best efforts to:

     A. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Borrower becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

     B. File with the Commission in a timely manner all reports and other documents required of the Borrower under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

     C. So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Borrower as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Borrower for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Borrower, and such other reports and documents of the Borrower and other information in the possession of or reasonably obtainable by the Borrower as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

8.15 Transfer of Registration Rights. The rights to cause the Borrower to register securities granted Holders under Sections 8.6, 8.7 and 8.8 may be assigned to a transferee or assignee reasonably acceptable to the Borrower in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 450,000 shares Common Stock issued (or rights to be issued such amount) upon conversion thereof (appropriately adjusted for Recapitalizations). Notwithstanding the foregoing, the rights to cause the Borrower to register securities may be assigned to any constituent partner of a Holder, without compliance with item (ii) above, provided written notice thereof is promptly given to the Borrower.

8.16 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Borrower's outstanding voting equity securities, in connection with the Borrower's public offering of the Borrower's securities that, upon request of the Borrower or the underwriters managing any underwritten offering of the Borrower's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Borrower or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Borrower who own stock of the Borrower also agree to such restrictions.


                                  ARTICLE NINE

                            REGISTRATION OF TRANSFER

9.1 Register. The Borrower shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Borrower shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

9.2 Lost or Destroyed Debentures. Upon receipt by the Borrower at its principal office of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Borrower, or in case of any such mutilation, upon surrender and cancellation of this Debenture, the Borrower will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereon of the date from which interest has accrued.

                                   ARTICLE TEN

                                     CLOSING

10.1 Definition. The consummation of the transactions provided herein (Closing) shall take place at the office of Borrower at 2:00 P.M., PST, on November 1, 2000 or at such other place and on such other date as shall be agreed upon in writing by Borrower and Holder.

10.2 Deliveries by Borrower. At the Closing Borrower shall deliver to Holder the following:

     A. Copies of the resolutions of the board of directors of Borrower, certified by the secretary of Borrower, as to the authorization of the execution, delivery, and performance of the Convertible Debenture;

     B. An escrow agreement evidencing the escrow of no less than 8,490,000 shares (owned by Kenneth Raasch and Tony Thomopoulos).

10.3 Deliveries by Holder. At the Closing, provided Borrower has fully performed all its obligations hereunder. Holder shall deliver to Borrower a certified or cashier's check (or wire transfer to Borrower's account a check) made payable to the order of Borrower in the amount of $600,000.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

11.1 Survival of Warranties. All agreements .representations, and warranties made herein shall survive the execution and delivery hereof.

11.2 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege. All rights and remedies existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available.

11.3 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, registered, with postage prepaid and properly addressed. For the purposes hereof the address of the Holder and the address of Borrower shall be as follows:

BORROWER:                 Onvantage, Inc.
                          333 W. Santa Clara Street, #1000
                          San Jose, CA 95113
                          Attention: Dean Senner

HOLDER:                   Holder Name Specified on Signature Page
                          c/o IPO Capital Corp.
                          Attn:  Paul Wiebe
                          Bentall Tower 3
                          3000-595 Burrard Street
                          Vancouver, BC  V7X 1L4

Both Holder and Borrower may change the address for service by service of written notice to the other as herein provided.

11.4 Amendment Provision. The term Debenture or this Debenture and all references thereto as used throughout this instrument shall mean this instrument as originally executed or if later amended or supplemented, then as so amended or supplemented.

11.5 Assignability. This Debenture shall be binding upon Borrower, its successors, and assigns and shall inure to the benefit of Holder, its successors, and assigns.

11.6 Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

11.7 Waiver of Statute of Limitations. Borrower hereby waives to the full extent permitted by law the right to plead any and all statutes of limitations as defenses to any demand hereunder.

11.8 Governing Law. This Debenture has been executed in an shall be governed by the laws of Nevada.

11.9 Allocation of Purchase Price. Borrower hereby agrees that if no conversion rights, purchase rights, or any other rights other than to receive interest had been granted to Holder, the interest rate payable by Borrower would have been 10 percent per annum.

11.10 Maximum Interest Rate. Notwithstanding the foregoing, the maximum total compensation that the Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law.

11.11 Interpretation. The table of contents and headings contained in this Debenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Debenture. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.



IN WITNESS WHEREOF Borrower has caused this Debenture to be signed in its name by its duly authorized officers and its corporation seal to be affixed hereto.

                                      "Borrower"
                                      Onvantage, Inc.
                                      a Nevada corporation

                                      By:    /S/ KENNETH E. RAASCH, CEO
                                         ---------------------------------------

                                         Kenneth E. Raasch, CEO



                                      "HOLDER"



                                      By:    /S/ NONI WEE
                                         ---------------------------------------
                                            Noni Wee, An Individual

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS

     NAME AND ADDRESS                                             AMOUNT LOANED
- --------------------------                                        -------------

Noni Wee                                                           $600,000.00
Block 131 - A0104
Chitton Park, Singapore